Exhibit 99(f)

SEMI-ANNUAL SERVICER’S CERTIFICATE

ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,

$789,777,000 Transition Bonds, Series 2004-1

Oncor Electric Delivery Company, as Servicer

Pursuant to Section 4.01(c)(ii) of the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the “Agreement”) between Oncor Electric Delivery Company, as Servicer and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used herein have the respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods:	November 2010 to April 2011
Payment Date:	May 16, 2011
Today’s Date:	May 9, 2011

1.	COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:

i.	Remittances for the November 2010 Series 2004.-1 Collection Period		$6,964,604.13
ii.	Remittances for the December 2010 Series 2004.-1 Collection Period		$7,200,317.89
iii.	Remittances for the January 2011 Series 2004.-1 Collection Period		$6,096,738.26
iv.	Remittances for the February 2011Series 2004.-1 Collection Period		$6,895,557.56
v.	Remittances for the March 2011 Series 2004.-1 Collection Period		$7,542,963.72
vi.	Remittances for the April 2011 Series 2004.-1 Collection Period		$6,790,443.41
vii.	Remittances for the Series 2004-1 Collection Period after (use 6 prior periods only)	$
viii.	Remittances for the Series 2004-1 Collection Period after (use 6 prior periods only)	$
ix.	Remittances for the Series 2004-1 Collection Period after (use 6 prior periods only)	$
x.	Remittances for the Series 2004-1 Collection Period	$
xi.	Remittances for the Series 2004-1 Collection Period	$
xii.	Investment Earnings on Series 2004-1 Collection Account:		$0.00
xiii.	Investment Earnings on Series 2004-1 Capital Subaccount		$132.02
xiv.	Investment Earnings on Series 2004-1 Overcollateralization Subaccount		$212.04
xv.	Investment Earnings on Series 2004-1 Reserve Subaccount:		$0.27
xvi.	Investment Earnings on Series 2004-1 General Subaccount		$4.27

xvii.	Series 2004-1 General Subaccount Balance (sum of i through xvi above):				$41,490,973.57

xviii.	Series 2004-1 Reserve Subaccount Balance as of Prior Series 2004-1 Payment Date				$3,525,873.27
xix.	Series 2004-1 Overcollateralization Subaccount Balance as of Prior Series 2004-1 Payment Date				$2,138,979.00
xx.	Series 2004-1 Capital Subaccount Balance as of Prior Series 2004-1 Payment Date				$3,948,940.63

xxi.	Series 2004-1 Collection Account Balance (sum of xvii. through xx above)				$51,104,766.47

2.	OUTSTANDING AMOUNTS AS OF PRIOR SERIES 2004-1 PAYMENT DATE:
i.	Class A-1 Outstanding Amount				$0.00
ii.	Class A-2 Outstanding Amount				$131,749,704.00
iii.	Class A-3 Outstanding Amount				$289,777,000.00

iv.
v.	Aggregate Outstanding Amount of All Series 2004-1 Bonds				$421,526,704.00

3.	REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:
	SERIES 2004-1 PRINCIPAL				PRINCIPAL DUE
i.	Class A-1				$0.00
ii	Class A-2				$31,484,178.00
iii.	Class A-3				$0.00

iv.
v.	For all Series 2004-1 Bonds				$31,484,178.00

	SERIES 2004-1	BOND INTEREST RATE	DAYS IN INTEREST PERIOD (1)	PRINCIPAL BALANCE	INTEREST DUE
vi.	Class A-1	3.52%	180	$0.00	$0.00
vii.	Class A-2	4.81%	180	$131,749,704.00	$3,168,580.38
viii.	Class A-3	5.29%	180	$289,777,000.00	$7,664,601.65

ix.
x.	For All Series 2004-1 Bonds			$421,526,704.00	$10,833,182.03

				REQUIRED LEVEL	FUNDING REQUIRED
xi.	Series 2004-1 Overcollateralization Subaccount			$2,303,516.00	$164,537.00
xii.	Series 2004-1 Capital Subaccount			$3,948,885.00	$0.00

(1)	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.

4.	ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO §8.02(d) OF INDENTURE

i.	Trustee Fees and Expenses (subject to cap-see 8.02(e)(i) of the Indenture):	$0.00
ii.	Indenture Manager Fees (subject to cap-see 8.02(e)(i) of the Indenture):	$0.00
iii.	Series 2004-1 Servicing Fee:	$122,444.25
iv.	Operating Expenses (subject to cap-see 8.02(e)(iii) of the Indenture):
	Trust Operating Expense:	$0.00
	Trust Accounting Expense:	$0.00
	Rating Agency Fees (reimburse Servicer):	$0.00
	Administration Fee:	$0.00
	Audit Fee (reimburse Administrator - Sec 3 of Agrmt)	$35,577.00

	Total Fees and Expenses (I through iv.)	$158,021.25

v.	Semi-Annual Interest -including any past-due for prior period(s)

	SERIES 2004-1
	1. Class A-1 Interest Payment	$0.00
	2. Class A-2 Interest Payment	$3,168,580.38
	3. Class A-3 Interest Payment	$7,664,601.65

vi.	Principal Due and Payable as a Result of Event of Default or on Final Maturity Date

	SERIES 2004-1
	1. Class A-1 Principal Payment	$0.00
	2. Class A-2 Principal Payment	$0.00
	3. Class A-3 Principal Payment	$0.00

vii.	Semi-Annual Principal

	SERIES 2004-1
	1. Class A-1 Principal Payment	$0.00
	2. Class A-2 Principal Payment	$31,484,178.00
	3. Class A-3 Principal Payment	$0.00

4.	ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO §8.02(d) OF INDENTURE (CONTINUED)

viii.	Funding of Series 2004-1 Capital Subaccount (to required level)	$0.00
ix.	Funding of Series 2004-1 Overcollateralization Subaccount (to required level)	$164,537.00
x.	Investment Earnings on Series 2004-1 Capital Subaccount Released to Issuer	$0.00
xi.	Deposit to Series 2004-1 Reserve Subaccount	$0.00
xii.	Released to Issuer upon Retirement of all Bonds	$0.00
xiii.	AGGREGATE REMITTANCES AS OF CURRENT PAYMENT DATE	$42,639,918.28

5.	OUTSTANDING AMOUNT AND SERIES 2004-1 COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH PAYMENT DATE):

	SERIES 2004-1

i.	Class A-1 Outstanding Amount	$0.00
ii.	Class A-2 Outstanding Amount	$100,265,526.00
iii.	Class A-3 Outstanding Amount	$289,777,000.00

iv.
v.	AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2004-1 BONDS	$390,042,526.00

vi.	Series 2004-1 Reserve Subaccount Balance	$2,376,796.54
vii.	Series 2004-1 Overcollateralization Subaccount Balance	$2,303,516.00
viii.	Series 2004-1 Capital Subaccount Balance	$3,949,072.65

ix.	AGGREGATE SERIES 2004-1 COLLECTION ACCOUNT BALANCE	$8,629,385.19

6.	SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO SECTION 8.02(e) OF INDENTURE):

i.	Series 2004-1 Reserve Subaccount	$1,149,076.73
ii.	Series 2004-1 Overcollateralization Subaccount	$0.00
iii.	Series 2004-1 Capital Subaccount	$0.00

iv.	TOTAL WITHDRAWALS	$1,149,076.73

7.	SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE;

i.		Semi-annual Interest

	SERIES 2004-1
	1.	Class A-1 Interest Payment	$0.00
	2.	Class A-2 Interest Payment	$0.00
	3.	Class A-3 Interest Payment	$0.00
ii.		Semi-annual Principal

	SERIES 2004-1
	1.	Class A-1 Principal Payment	$0.00
	2.	Class A-2 Principal Payment	$0.00
	3.	Class A-3 Principal Payment	$0.00

8.	SHORTFALLS IN REQUIRED SERIES 2004-1 SUBACCOUNT LEVELS AS OF CURRENT PAYMENT DATE:
i.		Series 2004-1 Overcollateralization Subaccount	$0.00
ii.		Series 2004-1 Capital Subaccount	$0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate this 9th day of May, 2011.

ONCOR ELECTRIC DELIVERY COMPANY,
as Servicer,

By	/s/ John M. Casey
Name:	John M. Casey
Title:	Treasurer